SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 14, 2005

VSOURCE, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-30326	77-0557617
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037-4508 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 551-2920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

            On May 27, 2005, Vsource, Inc. (the "Registrant") issued a Current Report on Form 8-K (the "Original Report") reporting the Registrant had entered into a purchase and sale of obligation agreement, dated as of May 24, 2005 (the "Agreement"), with Symphony House Berhad, a Malaysian company ("Symphony House"). Completion of the Agreement and the closing of the transactions contemplated therein occurred on June 14, 2005, and the Registrant received the Agreement's purchase consideration consisting of $804,250 and all rights, title and interest in a currently exercisable warrant held by Symphony House to purchase 1,000,000 shares of the Registrant's common stock, par value $.01, at a per share exercise price of $0.01. The Registrant intends to cancel the warrant.

            A detailed description of the Agreement and the transactions contemplated thereby is provided in the Original Report. Additionally, a copy of the Agreement was filed as Exhibit 10.1 to the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC.
Date: June 14, 2005	By:	/s/ Dennis M. Smith Name: Dennis M. Smith Title: Chief Executive Officer